First Quarter 2017 Investor Presentation

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Investment Corp. Overview[1]

LEADING HYBRID MORTGAGE REIT PROVIDING STRONG RISK-ADJUSTED RETURNS

MARKET PRESENCE	• $3.3 billion market cap • $20.0 billion portfolio[2] • Incorporated in 2009	✓ LEADING HYBRID MREIT
INVESTMENT PORTFOLIO	• Agency and non-Agency RMBS • Mortgage Servicing Rights • Commercial Real Estate Assets	✓ VALUE APPROACH TO PORTFOLIO MANAGEMENT
FINANCING & LIQUIDITY	• Low leverage • Strong repo counterparties • Long-maturity FHLB financing	✓ DIVERSIFIED FINANCING PROFILE AND STRONG BALANCE SHEET
RISK MANAGEMENT	• Sophisticated approach to hedging • Low exposure to rates and prepayment speeds • Superior asset selection	✓ HIGH QUALITY RETURNS WITH LESS VOLATILITY
LEADING PERFORMANCE	• Total stockholder return since inception of 176%[3] • Top performer during times of volatility	✓ OUTPERFORMED PEER GROUP

1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended March 31, 2017.
2) Includes Agency and non-Agency RMBS, inverse-interest only securities (Agency Derivatives), commercial real estate debt and related instruments, MSR, net economic interest in securitization trusts and residential mortgage loans held-for-sale.
3) Two Harbors' total stockholder return calculated for the period October 29, 2009 through March31, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

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-20.0% 10.0% 40.0% 70.0% 100.0% 130.0% 160.0% 190.0% 10/29/2009 11/29/2010 12/29/2011 1/29/2013 2/28/2014 3/31/2015 4/30/2016 TWO BBG REIT MTG Index Delivering Results 4 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through March 31, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through March 31, 2017. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg. • Outperformed peer group by over 60% since inception • Delivered total stockholder return of 176% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 114% over the same period of time(2) • Maintained comparable dividend yield with lower leverage and less interest rate exposure than peer average 176% 114% (2) (1) 3/31/2017

Strategic Overview 5 • Attractive investment opportunities in target assets • More efficient business model • Sophisticated approach to risk management • Opportunistic expansion of capital structure ― Successful issuance of preferred stock offering INCREASING EARNINGS POTENTIAL WHILE MAINTAINING RISK MANAGEMENT APPROACH

Diversified Financing Profile 6 REPURCHASE AGREEMENTS • Outstanding borrowings of $13.6 billion with 24 active counterparties; 31 total counterparties • Repo markets functioning efficiently for RMBS FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $3.6 billion • Weighted average borrowing rate of 1.04% FINANCING FOR MSR • Outstanding borrowings of $15.0 million under revolving credit facilities • Additional available capacity of $55.0 million as of March 31, 2017 • Post quarter-end, additional $20.0 million of capacity added FINANCING FOR COMMERCIAL REAL ESTATE ASSETS • Outstanding borrowings under repurchase agreements of $478.8 million with three financing facilities – Expanded the maximum borrowing capacity of one facility from $250 million to $400 million – Subsequent to quarter-end, closed on additional financing facility CONVERTIBLE DEBT ISSUANCE • $287.5 million principal amount of unsecured senior convertible notes due 2022 • Majority of proceeds used to help fund MSR

HISTORICAL CAPITAL ALLOCATION PORTFOLIO COMPOSITION(1) Portfolio Composition 7 $20.0 BILLION PORTFOLIO AS OF MARCH 31, 2017 (1) For additional detail on the portfolio, see Appendix slides 14-19. (2) Commercial consists of senior, mezzanine and B-note commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency MBS, net economic interests in securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $1.5b March 31, 2016 December 31, 2016 March 31, 2017 Rates(4) 56% 58% 58 % Credit(5) 33% 27% 27 % Commercial(2) 11% 15% 15 % DIVERSIFIED CAPITAL ALLOCATION Agency $15.2b MSR(3) $0.8b Non-Agency $2.2b Conduit $0.3b Rates(4) $16.0b Credit(5) $2.5b Commercial(2) $1.5b

Portfolio Performance 8 Q1-2017 PERFORMANCE SUMMARY (1) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency MBS includes bonds issued after 2009. (2) Commercial consists of senior, mezzanine and B-note commercial real estate debt and related instruments. (3) Cost of funds includes interest spread expense associated with the portfolio’s interest rate swaps. RATES • Interest rates less volatile • Agency RMBS prices relatively flat • MSR benefited from seasonally lower prepayment speeds CREDIT • Mortgage credit spreads tightened • Underlying residential credit environment continued to improve COMMERCIAL • Continued strong portfolio performance PORTFOLIO METRICS Three Months Ended December 31, 2016 March 31, 2017 Annualized portfolio yield during the quarter 3.54% 3.99 % Rates Agency RMBS, Agency Derivatives and MSR 2.6% 3.1 % Credit Non-Agency RMBS, Legacy(1) 9.1% 9.2 % Non-Agency MBS, New issue(1) 6.4% 7.1 % Net economic interest in securitization trusts 12.0% 11.4 % Residential mortgage loans held-for-sale 4.0% 4.3 % Commercial(2) 6.1% 6.2 % Annualized cost of funds on average repurchase and advance balance during the quarter(3) 1.17% 1.52 % Annualized interest rate spread for aggregate portfolio during the quarter 2.37% 2.47 % DRIVING SUPERIOR PORTFOLIO PERFORMANCE

Rates Update 9 PORTFOLIO SUMMARY MSR INTEGRAL COMPONENT OF RATES STRATEGY SENSIBLE APPROACH TO RISK MANAGEMENT • Low interest rate exposure • Utilize a combination of hedging tools • MSR is a key component of hedging strategy • Agency RMBS holdings of $15.2 billion – Increase in Agency RMBS from initially deploying proceeds from the capital raises in the first quarter; plan to redeploy those proceeds into MSR and commercial real estate assets • MSR portfolio of approximately $750 million in fair market value – Added $7.4 billion UPB of new issue, high quality MSR from flow-sale arrangements in the first quarter – Expect near-term flow MSR volume of approximately $2.0-2.5 billion UPB per month – Subsequent to quarter-end, purchased approximately $12 billion UPB of new issue, conventional MSR

Credit Update

CONTINUED IMPROVEMENT OF UNDERLYING RESIDENTIAL CREDIT ENVIRONMENT

RESIDENTIAL CREDIT TAILWINDS

- Legacy RMBS prices increased in the first quarter but significant opportunity remains
- Home prices continue to improve; CoreLogic Home Price Index up 7.0% on a rolling 12-month basis[(1)]
- Prepayments higher year-over-year
  - TWO's 1Q-17 three month CPR of 6.7%, compared to 1Q-16 three month CPR of 5.3%
- Future upside driven by increasing prepays, lower delinquencies/defaults and severities

PORTFOLIO SUMMARY

- Legacy non-Agency RMBS holdings of $2.2 billion
- Opportunistically purchased approximately $340 million of legacy non-Agency RMBS
- Average market price of $75.38 allows ability to capture upside opportunity[(2)]

(1) Source: CoreLogic Home Price Index rolling 12-month change as of February 2017.
(2) Weighted average market price utilized current face for weighting purposes. Please see slide 18 in the Appendix for more information on our non-Agency RMBS portfolio.

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Commercial Real Estate Update 11 PORTFOLIO BY PROPERTY TYPE PORTFOLIO BY GEOGRAPHY (1) Stabilized LTV considers the prospective market value “as stabilized” which reflects the property’s market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties. (2) As of May 1, 2017. SIGNIFICANT OPPORTUNITY FOR LENDING • Aggregate portfolio carrying value of $1.5 billion at March 31, 2017 – 40 assets with an average loan size of $39.0 million • Weighted average stabilized loan-to-value (LTV) of 64.0%(1); weighted average spread of LIBOR plus 478 basis points • Strong pipeline of loans; subsequent to quarter-end approximately $300 million(2) UPB closed or under contract PORTFOLIO SUMMARY

…LESS INTEREST RATE R ISK (3) . . . Attractive Returns With Lower Risk 12 AT T R AC T I VE & C O M PA R A BLE D I V I D E ND Y I E L D (1) …WITH LOWER LEVERAGE (2) . . . SUPERIOR ASSET SELECTION AND RISK MANAGEMENT DRIVE RETURNS WITH LESS RISK TWO Peer Average TWO Peer Average TWO Peer Average …AND LESS P R E PAY M E NT E X P O S U R E (4) TWO Peer Average Note: Two Harbors and peer financial data for Dividend Yield, Leverage, Prepayment Risk and Interest Rate Exposure on this slide is based on available financial information as of March 31, 2017 as filed with the SEC. Peers include AGNC, ANH, ARR, CMO, CYS, IVR, MFA , NLY and HTS (financial information for HTS is included in peer financial data only for the periods ending prior to the second quarter of 2016). (1) Represents average of annualized yields on all quarterly cash dividends per respective fiscal year. Annualized yields for each quarter are calculated by dividing annualized quarterly dividends by closing share price as of respective quarter-ends. Peer dividend data based on peer company press releases. Historical dividends may not be indicative of future dividend distributions. Our company ultimately distributes dividends based on its taxable income per share of common stock. (2) Represents average of debt-to-equity ratios for all reportable quarters per respective fiscal year. Debt-to-equity is defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets, MSR and Agency Derivatives divided by total equity. (3) Represents average of estimated change in equity value for theoretical +100bps parallel shift in interest rates for all reportable quarters per respective fiscal year. Change in equity market capitalization is adjusted for leverage. (4) Represents average of the constant prepayment rate (CPR) on Agency RMBS, including Agency Derivatives, for all reportable quarters per respective fiscal year. 10.3% 11.3% 11.0% 10.4% 11.9% 13.0% 11.8% 10.4% 0.0% 6.0% 12.0% 18.0% 2014 2015 2016 2017 2014 2015 2016 2017 3.0x 3.0x 3.8x 4.9x 6.4x 6.6x 6.2x 5.9x 0.0x 2.0x 4.0x 6.0x 8.0x 2014 2015 2016 2017 2014 2015 2016 2017 -1.0% -3.2% -3.0% -4.4% -8.2% -6.7% -7.0% -9.6% -15.0% -10.0% -5.0% 0.0% 2014 2015 2016 2017 2014 2015 2016 2017 7.6% 9.3% 8.7% 5.6% 11.2% 13.5% 14.8% 13.0% 0.0% 5.0% 10.0% 15.0% 20.0% 2014 2015 2016 2017 2014 2015 2016 2017

Appendix

Rates: Agency RMBS Metrics 14 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q4- 2016 At December 31, 2016 Realized Q1- 2017 At March 31, 2017 Agency yield 3.0% 3.1% 3.1% 3.1 % Repo and FHLB costs 0.8% 0.9% 1.0% 1.1 % Swap costs 0.1% 0.2% 0.3% 0.2 % Net interest spread 2.1% 2.0% 1.8% 1.8 % Portfolio Metrics Q4-2016 Q1-2017 Weighted average 3-month CPR(1) 7.1% 5.6 % Weighted average cost basis(2) $105.9 $105.9 AGENCY PORTFOLIO COMPOSITION 30-Year Fixed 4-4.5% 45.9% 30-Year Fixed 3-3.5% 47.0% 30-Year Fixed 5% & above 3.2% IO & Inverse IO 2.2% Hybrid ARMs and Other 1.7%

Rates: Agency RMBS 15 As of March 31, 2017 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $7,005 $7,150 53.2% $7,244 3.4% 6 4.0-4.5% 6,542 6,995 96.2% 7,008 4.2% 23 ≥ 5.0% 434 487 100.0% 468 5.5% 99 13,981 14,632 75.3% 14,720 3.9% 17 Hybrid ARMs 27 28 — % 28 5.0% 157 Other 238 235 0.7% 232 4.7% 144 IOs and IIOs 3,747 338 (2) — % 347 3.3% 96 Total $17,993 $15,233 72.4% $15,327 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $224.5 million of IOs and $113.2 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 16 As of December 31, 2016 As of March 31, 2017 Fair value ($M) $693.8 $747.6 Unpaid principal balance ($M) $62,828.0 $68,128.0 Weighted average coupon 3.8% 3.9 % Original FICO score(2) 756 755 Original LTV 73% 73% 60+ day delinquencies 0.3% 0.2 % Net servicing spread 25.3 basis points 25.3 basis points Vintage: Pre-2009 0.5% 0.4% 2009-2012 23.4% 20.9 % Post 2012 76.1% 78.7 % Percent of MSR portfolio: Conventional 99.9% 99.9 % Government FHA 0.1% 0.1% (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency MBS Metrics 17 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes MBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company’s non-Agency interest-only portfolio would have been $56.93 at March 31, 2017. Portfolio Yield Realized Q4- 2016 At December 31, 2016 Realized Q1- 2017 At March 31, 2017 Non-Agency yield 8.7% 9.3% 9.0% 9.0 % Repo and FHLB costs 2.7% 2.6% 2.8% 2.8 % Swap costs 0.2% 0.2% 0.1% 0.1 % Net interest spread 5.8% 6.5% 6.1% 6.1 % NON-AGENCY MBS CPR Non-Agency: Loan Type December 31, 2016 March 31, 2017 Sub-prime 71% 74 % Option-ARM 7% 8 % Prime 3% 2 % Alt-A 8% 8 % Other 11% 8 % Portfolio Metrics Q4-2016 Q1-2017 Weighted average 3-month CPR 6.2% 6.7 % Weighted average cost basis(1) $57.9 $59.5

Credit: Non-Agency MBS

As of March 31, 2017	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,410.6	$784.3	$2,194.9
% of non-Agency portfolio	64.3%	35.7%	100.0%
Average purchase price[1]	$55.95	$65.84	$59.48
Average coupon	2.8%	2.1%	2.5%
Weighted average market price[2]	$75.91	$74.45	$75.38
Collateral attributes:			
Average loan age (months)	127	136	133
Average loan size ($K)	$360	$338	$363
Average original Loan-to-Value	70.4%	69.6%	72.1%
Average original FICO[3]	633	598	640
Current performance:			
60+ day delinquencies	23.9%	21.0%	23.6%
Average credit enhancement[4]	9.3%	17.9%	12.3%
3-Month CPR[5]	6.0%	8.1%	6.7%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency MBS, excluding our non-Agency interest-only portfolio, would have been $53.20, $63.52 and $56.93, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency MBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Commercial Real Estate Portfolio

$ in millions	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Term (Years)	State	Property Type	Initial LTV[3]	Stabilized LTV[4]
Asset 1	Senior	12/15	$120.0	$119.9	L + 4.20%	5.91%	4	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	09/15	105.0	105.1	L + 3.42%	4.76%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	07/16	95.5	94.3	L + 4.45%	5.89%	4	Multi-state	Office	62.8%	61.5%
Asset 4	Senior	04/16	82.0	81.4	L + 4.75%	6.09%	3	NY	Industrial	75.9%	55.4%
Asset 5	Senior	11/15	77.1	77.0	L + 4.20%	5.80%	3	NY	Office	66.4%	68.7%
Asset 6	Senior	10/16	73.8	73.0	L + 4.37%	5.85%	4	NC	Office	72.4%	68.1%
Asset 7	Senior	12/16	62.3	60.6	L + 4.11%	6.76%	4	FL	Office	73.3%	63.2%
Asset 8	Senior	01/17	51.1	50.4	L + 4.75%	6.90%	4	SC	Office	67.6%	67.1%
Asset 9	Senior	06/16	50.7	50.3	L + 4.49%	5.95%	4	HI	Retail	76.2%	57.4%
Asset 10	Mezzanine	03/15	45.9	45.9	L + 6.75%	7.94%	5	Multi-state	Hotel	70.3%	63.5%
Asset 11	Mezzanine	11/15	45.6	45.6	L + 7.25%	8.15%	3	Multi-state	Office	77.6%	77.5%
Asset 12	Senior	12/15	44.5	44.5	L + 4.65%	6.43%	4	PA	Office	74.5%	67.5%
Asset 13	Senior	12/15	43.5	43.5	L + 4.50%	5.61%	3	TX	Multifamily	82.3%	76.8%
Asset 14	Senior	04/16	43.5	43.0	L + 4.40%	6.11%	3	NY	Office	66.9%	62.1%
Asset 15	Senior	02/16	42.9	42.6	L + 4.30%	5.63%	3	TX	Office	72.9%	70.4%
Assets 16-40	Various	Various	576.5	571.5	L + 5.21%	6.83%	4	Various	Various	70.3%	62.7%
Total/Weighted Average			**$ 1,560.0**	**$ 1,548.6**	**L + 4.78%**	**6.37%**	**4**			**70.6%**	**64.0%**

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.

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